UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 1, 2005

THE STRIDE RITE CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	1-4404	04-1399290
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

191 Spring Street

Lexington, Massachusetts 02420

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (617) 824-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On June 1, 2005, The Stride Rite Corporation (the “Company”) entered into a definitive merger agreement (the “Merger Agreement”) with OC, Inc., a wholly owned subsidiary of the Company, and Saucony, Inc. (“Saucony”). Each stockholder of Saucony will have the right to receive $23.00 in cash upon completion of the merger for each share of Class A and Class B common stock of Saucony then outstanding. The Merger Agreement provides for the merger of OC, Inc. with and into Saucony. Following the merger, Saucony will be a wholly owned subsidiary of the Company.

The parties have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants of Saucony (i) to conduct its businesses in the usual, regular and ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the transaction and (ii) not to engage in certain kinds of transactions during such period.

Completion of the merger is subject to certain customary conditions, including the approval of the Merger Agreement by Saucony’s stockholders, the absence of a material adverse effect with respect to Saucony and its subsidiaries, the performance by the parties of their respective obligations under the Merger Agreement and the expiration or termination of the applicable Hart-Scott-Rodino Act waiting periods.

The Merger Agreement contains certain termination rights for both the Company and Saucony, and further provides that, upon termination of the Merger Agreement under certain specified circumstances, Saucony may be required to pay the Company a termination fee of $6.7 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain stockholders of the Company, which together hold approximately 49% of the Class A common stock and approximately 25% of the Class A and Class B common stock, entered into a voting agreements with the Company (the “Voting Agreement”), pursuant to which such stockholders have agreed to vote all of the shares of Saucony’s Class A and Class B common stock beneficially held by them in favor of the Merger Agreement.

A copy of the Voting Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The description of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement.

2

Executive Benefit Agreements

Also in connection with the execution and delivery of the Merger Agreement, each of John. H. Fisher, Saucony’s President and Chief Executive Officer, and Charles A. Gottesman, Saucony’s Executive Vice President, Business Development, entered into an Executive Benefit Agreement with Saucony and the Company to amend their existing executive retention agreements. Pursuant to these Executive Benefit Agreements, the parties agreed to limit the amount of any severance or change of control payments to Messrs. Fisher and Gottesman by Saucony in connection with the Merger to that amount necessary to eliminate any “excess parachute payments” (as defined in Section 280G(b)(1) of the Internal Revenue Code of 1986, as amended). The Executive Benefit Agreements also (i) provide that the employment of Messrs. Fisher and Gottesman shall be deemed terminated for “good reason” upon the consummation of the Merger and (ii) clarify the amount of the payments to Messrs. Fisher and Gottesman as a result of and upon the closing of the Merger.

Copies of each of the Executive Benefit Agreements are attached as Exhibits 99.2 and 99.3 and are incorporated herein by reference. The description of the Executive Benefit Agreements are qualified in their entirety by reference to the full text of the Executive Benefit Agreements.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified, including by information in the schedules referenced in the Merger Agreement that Saucony delivered to the Company in connection with the execution of the Merger Agreement. As permitted by the federal securities laws, these schedules have not been filed with this Form 8-K. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information.

ITEM 8.01 Other Events.

On June 2, 2005, the Company issued a press release announcing the execution of the Merger Agreement.

The Company press release is attached as Exhibit 99.4 and is incorporated in this report by reference.

ITEM 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

3

(c)	Exhibits.

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of June 1, 2005, among The Stride Rite Corporation, Saucony, Inc. and OC, Inc. (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).*

99.1	Form of Voting Agreement, dated as of June 1, 2005, between The Stride Rite Corporation and each of the stockholders listed in the Voting Agreement.*

99.2	Executive Benefit Agreement, dated June 1, 2005, among The Stride Rite Corporation, Saucony, Inc. and John H. Fisher*

99.3	Executive Benefit Agreement, dated June 1, 2005, among The Stride Rite Corporation, Saucony, Inc. and Charles A. Gottesman*

99.4	Press Release of The Stride Rite Corporation issued on June 2, 2005.*

*	Filed herewith

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE STRIDE RITE CORPORATION

Date: June 2, 2005	By:	/s/ Frank A. Caruso
Frank A. Caruso
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 1, 2005, among The Stride Rite Corporation, Saucony, Inc. and OC, Inc. (excluding schedules, which the Registrant agrees to furnish supplementally to the Commission upon request).

99.1	Form of Voting Agreement, dated as of June 1, 2005, between The Stride Rite Corporation and each of the stockholders listed in the Voting Agreement.

99.2	Executive Benefit Agreement, dated June 1, 2005, among The Stride Rite Corporation, Saucony, Inc. and John H. Fisher.

99.3	Executive Benefit Agreement, dated June 1, 2005, among The Stride Rite Corporation, Saucony, Inc. and Charles A. Gottesman.

99.4	Press Release of The Stride Rite Corporation issued on June 2, 2005.